UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 30, 2010

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

1-1839	COMMONWEALTH EDISON COMPANY (an Illinois corporation) 440 South LaSalle Street Chicago, Illinois 60605-1028 (312) 394-4321	36-0938600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events.

In 2007, Commonwealth Edison Company (ComEd) filed an electric distribution rate case with the Illinois Commerce Commission (ICC) seeking an increase in ComEd’s annual delivery services revenue requirement. The ICC issued an order (Order) approving a $274 million increase in ComEd’s annual delivery services revenue requirement, which became effective in September 2008. ComEd, the Illinois Attorney General, and several other parties filed appeals of the Order with the Illinois Appellate Court (Court).

The Order allowed post-test year plant additions to rate base without deducting accumulated post-test year depreciation on test year plant consistent with ICC precedent (the same position ComEd has taken in its 2010 rate case). On appeal, the Illinois Attorney General and others argued that the Court should overturn this part of the Order because it violates the ICC’s rules and the Public Utilities Act (Act) and that rate base must be decreased to reflect accumulated depreciation for all plant during the pro forma period. ComEd argued that the Order is consistent with the ICC’s rules, previous ICC decisions, and the Act, and is necessary for ComEd’s rates to continue to match its costs of providing service while the rates set by the Order are in effect.

The Order also allowed ComEd to recover costs for its AMI/Customer Applications pilot via rider (Rider SMP), a program which includes the installation of 131,000 smart meters in the Chicago area. On appeal, the Illinois Attorney General and others challenged this on grounds that Rider SMP impermissibly covers discretionary and unexceptional capital spending. ComEd argued that the Court should uphold the Order because of prior appellate court decisions recognizing that the ICC has broad discretion in allowing recovery through riders.

The Court heard oral arguments on the appeals on August 18, 2010, and issued a decision on September 30, 2010. The Court held the ICC abused its discretion in not reducing ComEd’s rate base to account for an additional 18 months of accumulated depreciation while including pro forma plant additions post-test year through that period. The Court remanded the case to the ICC to implement its decision and consider whether an additional three months of net plant investment, beyond what was approved in the Order, should be included in rate base. Any additional net plant investment would partially mitigate the negative impact of the additional accumulated depreciation adjustment required by the Court. The Court also reversed the ICC’s approval of Rider SMP, holding that the ICC abused its discretion. The Court held that the ICC’s approval of Rider SMP constituted illegal single-issue ratemaking. The Court’s decision prescribes a new, more stringent standard for cost-recovery riders not specifically authorized by statute. Such riders would be allowed only if: (1) the pass-through cost is imposed by an “external circumstance” and is unexpected, volatile, or fluctuating; and (2) recovery via rider does not change other expenses or increase utility income.

ComEd, the ICC, the Illinois Attorney General, or another party may seek rehearing of the Court’s decision by October 21. ComEd or another interested party may also appeal the Court’s decision to the Illinois Supreme Court. Petitions for review by the Illinois Supreme Court must be filed by November 4 or, if any party files for rehearing, within 35 days after the disposition of the rehearing. If no party seeks further judicial proceedings, the Court will return the case to the ICC for proceedings on remand, which is expected to occur around November 10, 2010. When the case is returned to the ICC, the ICC will determine rates (and thus refunds).

The Court’s ruling, absent reversal following further proceedings, may trigger a refund obligation effective as early as September 30, 2010. The ICC will be required to set a just and reasonable rate which will determine the amount of refund. That refund could be as much as the difference between the rates as set by the Order and the level of rates reflecting any adjustments resulting from the Court’s ruling. The impact on ComEd’s rates and the associated refund obligation should be prospective from no earlier than the date of the Court’s ruling on September 30, 2010. ComEd will continue to bill existing rates, but will recognize for accounting purposes its estimate of the refund obligation, subject to true-up when the ICC establishes a new rate. An interest charge may accrue on any refund amount.

ComEd is continuing to evaluate its alternatives and the potential financial impact of the Court’s ruling. However, based on its preliminary analysis and based on the assumptions stated above, ComEd estimates that the impact of the Court’s decision for the rate base/depreciation reserve issues on pre-tax revenue would be approximately $77 million on an annual basis. Additionally, the loss of Rider SMP would reduce ComEd’s pre-tax earnings by approximately $5 million in 2010, including the impact of a write-off of approximately $4 million (pre-tax) in the third quarter of 2010 associated with a portion of its regulatory asset related to Rider SMP. Upon the effective date of a rate order in ComEd’s 2010 rate case, the remaining AMI assets being recovered through Rider SMP are expected to be incorporated into the rate base.

The following table presents the estimated potential impacts to ComEd’s 2010 and 2011 pre-tax earnings.

(pre-tax in millions)	3rd Quarter 2010	4th Quarter 2010	1/1/11-5/31/11*
Revenues Subject to Refund based on Court Order **	$—	$(18)	$(30)
Reduced Pre-tax Earnings Rider SMP	$—	$(1)	$(7)
Write-off of Rider SMP Regulatory Asset	$(4)	$—	$—

*	ComEd currently expects new rates will be established in its 2010 distribution rate case by May 31, 2011, at which point in time the impacts of the Court’s decision should be fully incorporated into ComEd’s rates.
**	To the extent the ICC allows ComEd to include an additional three months of net plant additions in its revised rates, the pre-tax Revenues Subject to Refund would be reduced by an estimated $4 million and $8 million, respectively, in the fourth quarter of 2010 and the first five months of 2011.

The Court’s depreciation ruling makes it highly unlikely that the ICC would decide this issue in ComEd’s favor in ComEd’s 2010 rate case. The impact on the 2010 rate case is currently estimated to be an approximate $85 million annual revenue reduction off of ComEd’s requested revenue requirement increase of $396 million. The loss of Rider SMP is not expected to have any direct financial impact on the 2010 rate case.

* * * * *

This combined Form 8-K is being furnished separately by Exelon Corporation and ComEd (Registrants). Information contained herein relating to any individual Registrant has been furnished by such Registrant on its own behalf. No Registrant makes any representation as to information relating to any other Registrant.

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2009 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Exelon’s Second Quarter 2010 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors, (b) Part 1, Financial Information, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 12; and (3) other factors discussed in filings with the Securities and Exchange Commission by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION

/s/ Matthew F. Hilzinger
Matthew F. Hilzinger
Senior Vice President and Chief Financial Officer
Exelon Corporation

COMMONWEALTH EDISON COMPANY

/s/ Joseph R. Trpik, Jr.
Joseph R. Trpik, Jr.
Senior Vice President, Chief Financial Officer and Treasurer
Commonwealth Edison Company

October 4, 2010